Exhibit 4.4
SUPPLEMENTAL INDENTURE
SUPPLEMENTAL INDENTURE (this "Supplemental Indenture"), dated as of June 1, 2013, among Westlake NG IV Corporation, a Delaware corporation, and Westlake NG V Corporation, a Delaware corporation (together, the "Guaranteeing Subsidiaries," and individually, a "Guaranteeing Subsidiary"), Westlake Chemical Corporation, a Delaware corporation (the "Company"), the other Subsidiary Guarantors (as defined in the Indenture referred to below) and The Bank of New York Mellon Trust Company, N.A. (as successor to JPMorgan Chase Bank, National Association), as trustee under the Indenture referred to below (the "Trustee").
W I T N E S S E T H
WHEREAS, the Company and the Subsidiary Guarantors have heretofore executed and delivered to the Trustee an indenture dated as of January 1, 2006, as supplemented by that certain First Supplemental Indenture dated as of January 13, 2006, that certain Second Supplemental Indenture dated as of November 1, 2007 (the "Second Supplemental Indenture") providing for the issuance of the Company's 6¾% Senior Notes due 2032 (the "6¾% Senior Notes"), that certain Third Supplemental Indenture dated as of July 2, 2010 (the "Third Supplemental Indenture") providing for the issuance of the Company's 6.50% Senior Notes due 2029 (the "6.50% Senior Notes"), that certain Fourth Supplemental Indenture dated as of December 2, 2010 (the "Fourth Supplemental Indenture") providing for the issuance of the Company's 6.50% Senior Notes due 2035 (the "6.50% Senior (GO Zone) Notes"), that certain Fifth Supplemental Indenture dated as of December 2, 2010 (the "Fifth Supplemental Indenture") providing for the issuance of the Company's 6.50% Senior Notes due 2035 (the "6.50 Senior (IKE Zone) Notes"), that certain Sixth Supplemental Indenture dated as of July 17, 2012 (the "Sixth Supplemental Indenture") providing for the issuance of the Company's 3.600% Senior Notes due 2022 (the "3.600% Senior Notes"), that certain Seventh Supplemental Indenture dated as of February 12, 2013 and that certain Supplemental Indenture dated as of May 1, 2013 (as so supplemented, the "Indenture");
WHEREAS, each Guaranteeing Subsidiary executed and delivered to the Trustee the Third Supplemental Indenture, the Fourth Supplemental Indenture, the Fifth Supplemental Indenture and the Sixth Supplemental Indenture and is a Subsidiary Guarantor with respect to the 6.50% Senior Notes, the 6.50% Senior (GO Zone) Notes, the 6.50% Senior (IKE Zone) Notes and the 3.600% Senior Notes (collectively, the "Guaranteed Notes"), however each Guaranteeing Subsidiary did not execute and deliver the Second Supplemental Indenture and therefore is not a Subsidiary Guarantor with respect to the 6¾% Senior Notes (the "Non-Guaranteed Notes," and together with the Guaranteed Notes, the "Notes");
WHEREAS, Section 4.16 of the Second Supplemental Indenture provides that under certain circumstances a Domestic Subsidiary of the Company shall execute and deliver to the Trustee a supplemental indenture pursuant to which such Domestic Subsidiary shall fully and unconditionally guarantee all of the Company's payment obligations under the Non-Guaranteed Notes and the Indenture on the terms and conditions set forth therein (the "Note Guarantee");
WHEREAS, Section 9.01(4) of the Indenture provides that, without the consent of any Holder (as defined therein), the Company, the Subsidiary Guarantors and the Trustee may amend or supplement the Indenture to add guarantees of or additional obligors on each series of the Notes;
WHEREAS, each Guaranteeing Subsidiary desires to become a Subsidiary Guarantor under the Indenture with respect to the Non-Guaranteed Notes and to have the Note Guarantee be treated as a Guarantee under the Indenture; and
WHEREAS, the Company and the Subsidiary Guarantors, pursuant to the foregoing authority, propose to amend and supplement the Indenture in certain respects to provide for the Note Guarantee.
NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Company, each Guaranteeing Subsidiary, the other Subsidiary Guarantors and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Non-Guaranteed Notes as follows:
1.    CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.
2.    AGREEMENT TO GUARANTEE. Each Guaranteeing Subsidiary hereby agrees that (i) it shall be a Subsidiary Guarantor under the Indenture with respect to the Non-Guaranteed Notes, (ii) the Note Guarantee is a "Guarantee" (as defined in Section 10.01(b) of the Indenture) as such term is used in the Indenture, including, without limitation, Article X thereof, and (iii) the terms and provisions of Article X apply to the Note Guarantee.

3.    NEW YORK LAW TO GOVERN. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.
4.    COUNTERPARTS. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.
5.    EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.
6.    THE TRUSTEE. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiaries, the other Subsidiary Guarantors and the Company.
7.    TRUST INDENTURE ACT CONTROLS. If any provision of this Supplemental Indenture limits, qualifies or conflicts with the duties imposed by TIA §318(c), the imposed duties will control.
8.    SUPPLEMENTAL INDENTURE INCORPORATED INTO INDENTURE. The terms and conditions of this Supplemental Indenture shall be deemed to be part of the Indenture for all purposes with respect to the Non-Guaranteed Notes and the Note Guarantee. The Indenture is hereby incorporated by reference herein and, as supplemented by this Supplemental Indenture, is in all respects adopted, ratified and confirmed.
9.    NOTES DEEMED CONFORMED. As of the date hereof, the provisions of the Non-Guaranteed Notes shall be deemed to be conformed, without the necessity for any reissuance or exchange of any such Non-Guaranteed Note or any other action on the part of the Holders of the Non-Guaranteed Notes, the Company, any Subsidiary Guarantor or the Trustee, so as to reflect this Supplemental Indenture.
10.    SUCCESSORS. All agreements of the Guaranteeing Subsidiaries in the Indenture will bind their respective successors, except as otherwise expressly provided in the Indenture.
11.    SEVERABILITY. In case any provision in this Supplemental Indenture is invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

COMPANY:

WESTLAKE CHEMICAL CORPORATION

By:	/s/ Albert Chao
Albert Chao
President and Chief Executive Officer

GUARANTEEING SUBSIDIARIES:

WESTLAKE NG IV CORPORATION

By:	/s/ Albert Chao
Albert Chao
President

WESTLAKE NG V CORPORATION

By:	/s/ Albert Chao
Albert Chao
President

[Signature Page to NG IV and V Supplemental Indenture]

EXISTING SUBSIDIARY GUARANTORS:

Geismar Holdings, Inc.
GVGP, Inc.
Westlake Chemical Investments, Inc.
Westlake Development Corporation
Westlake Ethylene Pipeline Corporation
Westlake Geismar Power Company LLC By Westlake Vinyls Company LP, its Manager By GVGP, Inc., its General Partner
Westlake Longview Corporation
Westlake Management Services, Inc.
Westlake NG I Corporation
Westlake Olefins Corporation
Westlake Petrochemicals LLC, By Westlake Chemical Investments, Inc., its Manager
Westlake Pipeline Investments LLC, By Westlake Chemical Investments, Inc., its Manager
Westlake Polymers LLC, By Westlake Chemical Investments, Inc., its Manager
Westlake PVC Corporation
Westlake Resources Corporation
Westlake Styrene LLC, By Westlake Chemical Investments, Inc., its Manager
Westlake Supply and Trading Company
Westlake Vinyl Corporation
Westlake Vinyls Company LP, By GVGP, Inc., its General Partner
Westlake Vinyls, Inc.
WPT LLC, By Westlake Chemical Investments, Inc., its Manager

By:	/s/ Albert Chao
Name:	Albert Chao
Title:	President

[Signature Page to NG IV and V Supplemental Indenture]

North American Pipe Corporation
Westech Building Products, Inc.
North American Specialty Products LLC, By North American Pipe Corporation, its Manager

By:	/s/ Robert F. Buesinger
Name:	Robert F. Buesinger
Title:	President

[Signature Page to NG IV and V Supplemental Indenture]

Trustee:

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.

By:	/s/ Teresa Petta
Authorized Signatory

[Signature Page to NG IV and V Supplemental Indenture]